Exhibit 99.2
ZYTEL CORPORATION
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED
JUNE 30, 2010 AND 2009

TABLE OF CONTENTS

Page

Balance Sheets (Unaudited) as of June 30, 2010 and December 31, 2009	1 - 2

Statements of Operations (Unaudited) Six months ended June 30, 2010 and 2009	3

Statements of Cash Flows (Unaudited) Six months ended June 30, 2010 and 2009	4

Notes to Unaudited Financial Statements	5 - 9

ZYTEL CORPORATION
BALANCE SHEETS
(unaudited)
(in thousands except share and per share amounts)
ASSETS

	June 30,	December 31,
	2010	2009

CURRENT ASSETS:

Cash and cash equivalents	$2,835	$1,557
Accounts receivable — trade, less allowance for doubtful accounts of $45 and $0 in 2010 and 2009, respectively	2,370	2,286
Deferred income taxes	18	—
Other current assets	5	10

Total current assets	5,228	3,853

PROPERTY AND EQUIPMENT — net	17	21

TOTAL ASSETS	$5,245	$3,874

LIABILITIES AND STOCKHOLDER’S EQUITY

	June 30,	December 31,
	2010	2009

CURRENT LIABILITIES:

Accounts Payable	$3	$—
Accrued wages	713	4
Payroll taxes withheld and accrued	167	243
Income taxes payable	611	987
Liability for unrecognized tax benefits	1,087	1,060
Accrued retirement plan contributions payable	789	476

Total current liabilities	3,370	2,770

STOCKHOLDER’S EQUITY:
Common stock — $0.10 par value, 1,000 shares authorized, issued and outstanding	—	—
Retained earnings	1,875	1,104

Total stockholder’s equity	1,875	1,104

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,245	$3,874

See accompanying notes to financial statements.

ZYTEL CORPORATION
STATEMENTS OF OPERATIONS
(unaudited)
(amounts in thousands)

	Six Months
	Ended June 30,
	2010	2009

CONTRACT REVENUE	$8,780	$7,001

DIRECT COSTS OF CONTRACTS	5,983	4,871

GROSS PROFIT	2,797	2,130

INDIRECT EXPENSES —
Selling, general and administrative expenses	1,369	1,054

INCOME FROM OPERATIONS	1,428	1,076

OTHER (EXPENSE) INCOME
Interest expense and penalties	(27)	(65)
Interest income	2	1

Total other (expense) income	(25)	(64)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,403	1,012

PROVISION FOR INCOME TAXES	582	417

NET INCOME	$821	$595

See accompanying notes to financial statements.

ZYTEL CORPORATION
STATEMENTS OF CASH FLOWS
(unaudited)
(amounts in thousands)

	Six Months
	Ended June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$821	$595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	4	4
Deferred income taxes	(18)	—
Bad debt expense	45	88
Changes in operating assets and liabilities:
Accounts receivable — trade	(129)	(930)
Other current assets	5	5
Accounts payable	3	6
Accrued wages	709	634
Payroll taxes withheld and accrued	(76)	(503)
Income taxes payable	(376)	409
Liability for unrecognized tax benefits	27	65
Accrued retirement plan contributions payable	313	(37)

Net cash provided by operating activities	1,328	336

CASH FLOWS FROM FINANCING ACTIVITIES —
Dividends paid to shareholder	(50)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,278	336

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,557	373

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,835	$709

Supplemental disclosures of cash flows information:
Cash paid for the six month ended:

Interest	$—	$—

Income taxes	$976	$2

See accompanying notes to financial statements.

ZYTEL CORPORATION
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Zytel Corporation (the “Company”, “Zytel”, “We”, “Us”, “Our”), incorporated in Florida in 2002, provides architectural conceptualization and system engineering, as well as technical and acquisition support, to large scale cyber initiatives at the National Security Agency. Zytel supports the Intelligence Community by supplying the technical leadership and professional acquisition support required for the design and implementation of multi-billion dollar secure processing systems. Examples of this include the architectural analysis and management of multi-program operations, system engineering for large scale information processing initiatives, data modeling, configuration management, budget estimation, and master program scheduling employing “Earned Value Management”.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from those estimates.
Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Company continually monitors its position with, and the credit quality of, the financial institutions with which it invests.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are stated at the amount management expects to collect from outstanding balances. The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses. The allowance is management’s best estimate of outstanding amounts for which collection is considered doubtful, and is determined based on historical performance that is tracked by the Company on an ongoing basis. Receivable amounts that management has determined to be uncollectible are charged-off. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance. The allowance for doubtful accounts was $45 and $0 at June 30, 2010 and December 31, 2009, respectively.

Concentration of Credit Risk
The Company grants credit in the normal course of business to customers in the United States. Management periodically performs credit analysis and monitors the financial conditions of its customers to reduce credit risk. The majority of the contract revenues and receivables outstanding are from large corporations which are prime contractors and subcontractors to the Federal government.
As of the balance sheet date, and periodically throughout the year, the Company maintained balances in various cash accounts in excess of federally insured limits.
Revenue Recognition
The Company recognizes revenue, when all of the following criteria have been met: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the price to the customer is fixed or determinable, and (d) collectability is reasonably assured.
The Company provides service on a “time and materials” basis. It recognizes revenue related to services performed under time and materials contracts in the period performed at standard billing rates.
Property and Equipment
Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful life for owned assets, of 5 years. The cost of maintenance and repairs which do not significantly improve or extend the life of the respective assets are charged to operations as an expense as incurred.
2. PROPERTY AND EQUIPMENT
Property and equipment consists of the following at the balance sheet dates:

	June 30,	December 31,
	2010	2009

Property & equipment	$43	$43
Less: accumulated depreciation	26	22

	$17	$21

Depreciation expense for the six months ended June 30, 2010 and 2009 was $4 and $4, respectively.

3. INCOME TAXES AND ACCOUNTING CHANGE
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date. The Company will establish a valuation allowance if it determines that it is more likely then not a deferred tax asset will not be recognized. The Company’s deferred income tax asset at June 30, 2010 of $18 relates to its allowance for doubtful accounts.
For the six months ended June 30, 2010, the provision for income taxes consisted of:

	Current	Deferred	Total
Federal	$471	$(16)	$455
State	129	(2)	127

	$600	$(18)	$582

For the six months ended June 30, 2009, the provision for income taxes consisted of:

	Current	Deferred	Total
Federal	$330	$—	$330
State	87	—	87

	$417	$—	$417

The provision for income taxes included in the accompanying financial statements differs from the tax provision that would be recorded on income before income taxes at the statutory Federal rate primarily due to the effects of graduated rates, state income taxes and certain nondeductible expenses.
On January 1, 2009, the Company adopted the new guidance for accounting for uncertainty in income taxes, which imposes a threshold for determining when an income tax benefit can be recognized. The threshold now imposed for financial statement reporting is generally higher than the threshold for claiming deductions in income tax returns. The adoption of that guidance resulted in a decrease to retained earnings of $930 which represents tax benefits and the associated penalties and interest that were realized through deductions in prior year returns through 2008 that have been deferred as of the beginning of 2009 (as of January 1, 2009).
The Company maintains that no uncertain tax positions were taken after January 1, 2009. Therefore, no resulting increase from such positions is included in the Company’s Liabilities for Unrecognized Tax Benefits for the two six month periods ended June 20, 2010 and 2009.

As of January 1, 2009, accrued interest and penalties associated with uncertain tax positions were $41 and $62, respectively. For the six months ended June 30, 2009, accrued interest and accrued penalties associated with prior years uncertain tax positions increased by $25 and $40 respectively. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of other income and expense.
As of December 31, 2009, the Liability for Unrecognized Tax Benefits was $1,060 and included accrued interest and penalties associated with uncertain tax positions totaling $81 and $140, respectively. For the six months ended June 30, 2010 the accrued interest and accrued penalties increased by $25 and $2, respectively. Given these changes, the Liability for Unrecognized Tax Benefits was $1,087 at June 30, 2010.
In 2009, the Internal Revenue Service (the “Service”) completed an examination of the Company’s Federal income tax returns for 2006, 2007 and 2008. The examining agent proposed adjustments relating to officer compensation and other issues that, if sustained, would result in additional federal incomes taxes for those years. The Company does not agree with the adjustments proposed by the Service and has commenced the appeals process to contest the proposed tax deficiencies. The Company is confident that upon final resolution of the issue, any proposed tax deficiencies will be substantially reduced. Subject to the guidance for accounting for uncertainty in income taxes, a liability for unrecognized tax benefits, including applicable penalties and interest and the associated state taxes, interest, and penalties, assuming proper application of the proposed adjustments to state tax returns, of $1,060 has been recognized as of December 31, 2009.
The Company’s U.S. federal income tax returns prior to 2006 are closed, and, as stated above, the tax returns for 2006, 2007 and 2008 are currently under examination. U.S. state jurisdictions have statutes of limitations that generally range from three to five years.
4. RELATED PARTY TRANSACTIONS
In the past the Company has paid advances to or borrowed money from its shareholder. No interest was charged or collected on these amounts. There were no outstanding borrowings or advances at June 30, 2010 or December 31, 2009. During the first six months of 2010 and 2009 the Company advanced $0 and $12, respectively to the shareholder, while having no borrowings from the shareholder.
The Company paid a member of the shareholder’s family $12 and $9 during the six months ended June 30, 2010 and 2009, respectively, for tax and accounting services performed. The Company paid directors fees of $0 and $7 during the six months ended June 30, 2010 and 2009, respectively, to a different member of the shareholder’s family.

5. EMPLOYEE BENEFIT PLAN
The Company has a profit sharing plan, to which it contributes 25% of the total compensation of all employees. Contributions are paid into a third-party retirement fund 30 days after the end of each quarterly close. Contributions to the fund immediately vest. Contributions to the plan for the six months ended June 30, 2009 amounted to $876.
Effective December 31, 2009, the existing profit sharing plan was terminated and replaced by a SEP IRA plan effective January 1, 2010. The Company continued to contribute 25% of total compensation to the SEP IRA plan which is open to all employees who meet the minimum income threshold for participation in a SEP IRA. Contributions to the plan for the six months ended June 30, 2010 amounted to $1,181.
6. COMMITMENTS AND CONTINGENCIES
The Company leases various physical space on a month-to-month basis. It also leases its primary corporate office space on a year-to-year basis. The Company’s lease commitment related to its primary corporate office space ends in December 2010 and consists of an obligation to pay a total of $7 broken into 12 even monthly payments. Rent expense for the six months ended June 30, 2010 and 2009 was $15 and $17, respectively.
7. SUBSEQUENT EVENTS
On October 1, 2010, all of the outstanding shares of Zytel Corporation was acquired by Global Defense Technology & Systems, Inc.